Exhibit 10.2

AMENDMENT NO. 3 TO
RESTATED LICENSE AGREEMENT

THIS AMENDMENT NO. 3 TO THE RESTATED LICENSE AGREEMENT (this “Amendment”), is made and entered into on the 3rd day of April, 2013, between Cherokee Inc., (“Licensor”), and Target General Merchandise , Inc. (“TGMI”), with reference to the following facts:

WHEREAS, the Parties entered into a Restated License Agreement, dated as of February 1, 2008, and amended as of December 1, 2011 and January 29, 2013 (as amended, the “Restated Agreement”); and

WHEREAS, the Parties desire to amend the Restated Agreement on the terms and conditions contained herein.

NOW THEREFORE, the Parties hereto agree as follows:

1.             The following text is added to the end of Section 3.a, Payments.

Notwithstanding the foregoing, with regards to adult merchandise bearing the Trademark (“Adult Merchandise”), for the Fiscal Year commencing February 1, 2014 and every Fiscal Year thereafter during the Term. Licensee shall pay to Licensor as a Royalty an amount equal to two percent (2%) of Licensee’s Net Sales of Adult Merchandise sold on Target.com during such Fiscal Year.

2.             Except as amended hereby, the Restated Agreement remains in full force and effect.

IN WITNESS WHEREOF, each of the parties has executed this Amendment on the date first written above.

Target General Merchandise, Inc.		Cherokee Inc.

By:	/s/ Patricia M. Adams	By:	/s/ Henry Stupp

Patricia M. Adams		Henry Stupp
Senior Vice President		Chief Executive Officer

TL # 1484367 -004/03/2033	Henry Stupp
	Licensee	Licensor